UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14-101)
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SCHEDULE 14A INFORMATION
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Enhabit, Inc.
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On July 8, 2024, Enhabit, Inc. (the “Company”) posted the following slides to the Investor Relations section of the Company’s website. These slides include updates for Q2 volume data, showing a 6.4% year-over-year growth in home health admissions and a fifth consecutive month of sequential increase in monthly census for hospice. The materials are available at https://investors.ehab.com.

Driving Home Health Admissions

Early Proof Points Demonstrating Tangible Results of Our Strategy

Re-designed Business Development Strategy

Continued Progress in Payor Innovation Contracts Strategy

- Increased favorable payor contracts
- Negotiated 64 new contracts since separation
- Market share data – to re-develop sales book of business based on changing payor mix
- Aligning sales incentive compensation with desired payor mix
- Sales training on winning "preferred provider status" with the new and growing list of additional payor contracts to earn back FFS business

Utilizing Technology to Provide *A Better Way to Care*™ and Optimize Clinical Resources

- **Data Analytics including Medalogix Pulse** – Optimizes care to promote discharge to community without hospitalization
- **Virtual care** – More accessible and cost-effective care

Home Health Consolidated Admissions (YoY Growth)

(k)
53.9
51.0
50.5
52.0
56.8
54.2
1.2%
3.2%
1.6%
3.9%
5.3%
6.4%
Q1 '23
Q2 '23
Q3 '23
Q4 '23
Q1 '24
Q2 '24

Source: Company filings and presentations

Enhabit Home Health & Hospice

1

Increasing Hospice Census and Admissions

Enhancing our Hospice Operating Model …

Year	Area	Details

2023	**Case Management Staffing Model**	• New staffing model in place as of Q3 of 2023
		  ◦ Staffing constraints eliminated
		  ◦ Recruitment and retention improvements

2024	**Business Development**	• Focus turns to building sales headcount (currently have year-over-year increase) • Increases our ability to continue to diversify referral sources • Using data from loss loyalty reports to strengthen referral source relationships
2024	**Admissions Department**	• Building efficiencies in the referral to admission process • Reallocated certain hospice resources to form centralized admission departments

… Leading to Tangible Results

Monthly Census Trend[1]

3,343
3,368
3,459
3,491
3,520
3,539
Jan 24
Feb 24
Mar 24
Apr 24
May 24
Jun 24

Revenue Growth (Δ Q2 2022 vs. Q1 2024)

2.9 %
1.3 %
enhabit
amedisys

Admissions Growth (Δ Q2 2022 vs. Q1 2024)

6.9 %
(5.3)%
enhabit
amedisys

Source: Company filings and presentations

(1) Census trends are based on hospice admissions. Census metric based on both admissions and length of stay, which are both drivers of hospice revenue.

Enhabit Home Health & Hospice 2

Supplemental Myth/Facts (1/5)

Myth: AREX's Narrative	The Facts
The Enhabit Board "refused to collaborate" with AREX or its nominees	This is false. Over the past year, the Board and management team have engaged with AREX every time AREX has asked for a meeting. AREX has not requested a meeting with any members of the Board since Enhabit's termination of the strategic review in May. By contrast, the Board has requested to meet with AREX's principals. In fact: • In mid-May, the Board inquired regarding the parameters of a potential settlement, and **the Board was informed that a path to settlement that did not include control of the Company would be difficult to achieve**. On June 12, AREX made a settlement offer that would have constituted a change in control of the Board. • On multiple occasions in June, the Board requested to interview an AREX candidate. The Board also asked AREX to indicate which candidates would be highest priority to include in a settlement in order to facilitate settlement discussions. **AREX never responded to either of these requests**. • On June 21, **the Board reached out to AREX to request a meeting between the Board and AREX's principals** to explore, again, whether there was a potential to reach a settlement. Two members of our Board, Jeffrey Bolton and Barry Schochet, met with two of AREX's principals on June 25. Despite repeated attempts to engage with AREX, on June 28, AREX filed a presentation stating that the "Board has refused to collaborate" with AREX. For AREX, it appears "collaboration" means handing over control of the Board.

Enhabit Home Health & Hospice 3

Supplemental Myth/Facts (2/5)

Myth: AREX's Narrative	The Facts
AREX is not targeting the CEO	While AREX is not seeking to unseat Ms. Jacobsmeyer from the Board, AREX is targeting her experience, execution and strategic vision. AREX has put forth an alternate "plan" for the Company that includes very few tangible initiatives, yet some of those initiatives threaten to undo the actions our CEO has taken to restructure operations. The cornerstone of AREX's simplistic plan for the Company is to form a Transformation Committee, which appears designed to act as a shadow management team, and likely with some degree of executive authority. The Transformation Committee includes multiple members whose level of experience aligns with positions that report to Enhabit's C-suite – and certainly not director positions. Our CEO has serious concerns about continuing to serve under this Transformation Committee as proposed by AREX.
The Board seems ignorant of the serious risk that Enhabit's leverage creates for the Company	Enhabit inherited a significant amount of debt at the time of its separation from Encompass. The Board remains acutely aware of the risks related to this amount of leverage. The Finance and Audit Committee provide consistent oversight by reviewing debt and leverage at every meeting and report to the Board as needed. We are executing a plan to manage and reduce leverage. In June 2024, we made a $10 million payment on our revolving credit facility, bringing our revolver balance down to the original amount of $170 million at the time of the spin. Additionally, we have made $40 million of principal payments on the term loan since the spin. We have recently stabilized the business, as evidenced by our performance over the past two quarters. AREX's desire to have individuals with negligible public company experience take control of the Board and "transform" the business poses a significant risk to the Company's financial stability.

Enhabit Home Health & Hospice 4

Supplemental Myth/Facts (3/5)

Myth: AREX's Narrative	The Facts
Enrollment growth rates for Medicare Advantage have declined since Q3 2021 and therefore Enhabit could not have been disadvantaged by trends in Medicare Advantage enrollment	Expectations for growth in enrollment of Medicare Advantage accelerated shortly after we were spun off. In August 2021, prior to the spin-off, the Centers for Medicare and Medicaid Services (CMS) estimated Medicare Advantage enrollment growth from 2021 to 2023 to be 5.3%. Shortly after the spin-off, in November 2022, CMS increased its growth estimate for this period to 7.6%, and actual growth came in even faster, at 8.1%. This increase received a significant amount of attention throughout the industry. As a result of this shift in expectations, there was a large increase in referral sources demanding that home care partners accept all patient types, including both Medicare fee-for-service (FFS) and Medicare Advantage patients.
The inability to manage the ongoing payor mix shift is directly responsible for the Medicare FFS market share loss	The implication that growth in Medicare Advantage and improvement in the payment rate for Medicare Advantage admissions results in a reduction in Medicare FFS market share is simply wrong. To the contrary, the payor innovation program establishes Enhabit as a high-quality provider that can accept a wide range of referrals for diverse payors, which is necessary in this changing environment. Over the past two years, referral sources have increasingly demanded that providers, including Enhabit, serve both the Medicare Advantage and Medicare FFS business. Refusing to provide care to Medicare Advantage patients would result in further decline in Medicare FFS referrals. Navigating this dynamic is fundamental in the current referral environment. Shortly after the separation from Encompass, Enhabit's management team implemented a system that enables frontline sales and branch-level personnel to discern whether individual referral sources provide a healthy mix of Medicare and Medicare Advantage patients and that empowers them to decline referrals from referral sources when that is not the case. As context, the first notable decline in Medicare FFS market volume share loss began during the tenure of the founder and former CEO of Enhabit, and the lack of payor contracts at the time of the spin is a direct result of her philosophy towards payors. Our current CEO, Barb Jacobsmeyer, had long advocated the pursuit of value-based national contracts in her prior role as Executive Vice President of Operations at Encompass, but our former CEO rejected this approach. It was only after our former CEO departed the Company that Ms. Jacobsmeyer could pursue this "payor innovation strategy" that she had previously championed.

Enhabit Home Health & Hospice 5

Supplemental Myth/Facts (4/5)

Myth: AREX's Narrative	The Facts
Drastic changes in the incentives and directives given to local home health branches after the implementation of a national contract in May 2023 drove a significant loss of Medicare FFS market share	The incentive structure had been in place for several years prior to May 2023. The modifications to the incentive structure following the new national contract were relatively minor and targeted to reward Medicare FFS and other higher-fee referrals. The Company has not disincentivized the importance of Medicare FFS and other higher-fee referrals. The Company regularly tweaks its incentive structure in light of business data and new contract arrangements.
The Board has continually refused to upgrade itself by adding directors with industry-specific knowledge	The Board is open to adding a director with home health and hospice industry experience. In fact, several weeks ago, Enhabit requested to interview one of AREX's nominees with the goal of appointing that candidate to the Board as part of a broader settlement agreement. Despite multiple requests, AREX has not provided this nominee for interviews. The Board remains open to adding a director with applicable industry operating experience and the seniority appropriate for a public company directorship. AREX's demand to seat six nominees with purported home health and hospice operating experience is far from industry practice. At each of the two companies cited by AREX as peers, Amedisys and Pennant, it appears that only one independent director has direct operating experience within the home health and hospice industry.

Enhabit Home Health & Hospice 6

Supplemental Myth/Facts (5/5)

Myth: AREX's Narrative	The Facts
Enhabit is cherry-picking time periods and peer groups to mislead investors about Total Shareholder Return (TSR) performance	Both AREX's and our TSR comparisons support exactly what Enhabit has been saying: the Company's performance has been insufficient in the aggregate since the spin-off, but both of the last two quarters have demonstrated a stabilization of the business. Since Enhabit acknowledges that performance since the spin-off has been unsatisfactory, the Company has no interest in manipulating long-term TSR data. For example, AREX claims that Enhabit changed its 2024 peer group to manipulate TSR in advance of the proxy contest. In fact, the peer group disclosed in Enhabit's 2024 proxy statement was established well in advance of the proxy contest, in October 2023. This peer group was based on the recommendation of Enhabit's independent compensation consultant and set in accordance with typical compensation committee processes. AREX's argument reflects its lack of understanding of the executive compensation process relevant to public companies. AREX also criticizes Enhabit's choice of March 6, 2024 as the start date for a TSR comparison. This start date is appropriate to highlight the Company's recent performance, as it reflects the day before Enhabit disclosed earnings results for Q4 2023. The start date provides a fair benchmark, as it includes the negative market reaction to the termination of the strategic review in May.

Enhabit Home Health & Hospice 7

Forward-Looking Statements
Statements contained in this presentation which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking information speaks only as of the date hereof, and Enhabit undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are based upon current information and involve a number of risks and uncertainties, many of which are beyond our control. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from our present expectations include, but are not limited to, our ability to execute on our strategic plans, regulatory and other developments impacting the markets for our services, changes in reimbursement rates, general economic conditions, changes in the episodic versus non-episodic mix of our payers, the case mix of our patients, and payment methodologies, our ability to attract and retain key management personnel and health care professionals, potential disruptions or breaches of our or our vendors', payors', and other contract counterparties' information systems, the outcome of litigation, our ability to successfully complete and integrate de novo locations, acquisitions, investments, and joint ventures, our ability to successfully integrate technology in our operations, our ability to control costs, particularly labor and employee benefit costs, and impacts resulting from the announcement of the conclusion of the strategic review process. Additional information regarding risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this presentation are described in reports filed with the SEC, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which are available on the Company's website at http://investors.ehab.com and free of charge through the website maintained by the SEC at www.sec.gov. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this presentation.

Important Additional Information and Where to Find It
The Company has filed a definitive proxy statement on Schedule 14A and other documents with the SEC in connection with its solicitation of proxies from the Company's stockholders for the Company's 2024 annual meeting of stockholders. THE COMPANY'S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING **YELLOW** PROXY CARD, AND ALL OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying **YELLOW** proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge by clicking the "SEC Filings" link in the "Investors" section of the Company's website, http://investors.ehab.com, or by contacting InvestorRelations@ehab.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC

Enhabit Home Health & Hospice 8